Exhibit 21

                 LIST OF SUBSIDIARIES OF WARRANTECH CORPORATION

1. WARRANTECH CORPORTATION, INC. a Delaware corporation

2. WARRANTECH CONSUMER PRODUCT SERVICES, INC. a Connecticut corporation

3. WCPS OF FLORIDA, INC. a Florida corporation

4. WARRANTECH AUTOMOTIVE, INC. a Connecticut corporation

5. WARRANTECH AUTOMOTIVE OF CALIFORNIA, INC. a California corporation

6. WARRANTECH AUTOMOTIVE RISK PURCHASING GROUP, INC. a Michigan corporation

7. WARRANTECH AUTOMOTIVE OF FLORIDA, INC. a Florida corporation

8. WARRANTECH DIRECT, INC. a Texas corporation

9. WARRANTECH (UK) LIMITED a company incorporated in England

10. WARRANTECH INTERNATIONAL, INC. a Delaware corporation

11. WCPS OF CANADA, INC. a Connecticut corporation

12. WARRANTECH AUTOMOTIVE OF CANADA, INC. a Connecticut corporation

13. WARRANTECH EUROPE PLC a company incorporated in England

14. WARRANTECH ADDITIVE, INC. a Texas corporation

15. WARRANTECH HOME SERVICE COMPANY a Connecticut corporation

16. WARRANTECH CARIBBEAN LTD a company incorporated in the Cayman Islands

17. WARRANTECH HOME ASSURANCE COMPANY a Florida corporation

18. REPAIRMASTER CANADA, INC. a company incorporated in Canada

19. WCPS DIRECT, INC. a Texas corporation

20. WHSC DIRECT, INC. a Texas corporation

21. WARRANTECH HOME ASSURANCE COMPANY a Connecticut corporation

22. WARRANTECH INTERNATIONAL de CHILE a Company incorporated in Chile

23. VEMECO, INC. a Connecticut corporation

24. SUNBELT DEALER SERVICES, INC. a Delaware corporation.

25. Warrantech Management Company a Delaware corporation.

26. Warrantech Management Holding Company a Delaware corporation.